Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

On January 29, 2019, Equity Commonwealth, a Maryland real estate investment trust (the “Company”), by and through its primary operating subsidiary, EQC Operating Trust (the “Operating Trust”), and another subsidiary (collectively, “Sellers”), entered into a sale agreement (the “Sale Agreement”) with Silverstein/Arden 1735 Market Holdco LP (“Purchaser”), pursuant to which Sellers agreed to convey to Purchaser or its assignees 100% of the equity interests in the fee simple owner of 1735 Market Street in Philadelphia, Pennsylvania, for a gross sale price of $451.6 million (the "Transaction"). The Transaction closed on March 26, 2019. Proceeds after credits for capital costs, contractual lease costs, and rent abatements were $435.4 million.

The accompanying Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2018 presents Equity Commonwealth's historical amounts, adjusted for the effects of the Transaction, as if 1735 Market Street had been disposed of on December 31, 2018. The accompanying Pro Forma Condensed Consolidated Balance Sheet is unaudited and is not necessarily indicative of what Equity Commonwealth's actual financial position would have been had the Transaction actually occurred on December 31, 2018, nor does it purport to represent Equity Commonwealth's future financial position.

The accompanying Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2018 presents Equity Commonwealth's historical amounts, adjusted for the effects of the Transaction, as if 1735 Market Street had been disposed of on January 1, 2018. The accompanying Pro Forma Condensed Consolidated Statement of Operations is unaudited and is not necessarily indicative of what Equity Commonwealth's actual results of operations would have been had the Transaction actually occurred on January 1, 2018, nor does it purport to represent Equity Commonwealth's future results of operations.

These Unaudited Condensed Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto as of and for the year ended December 31, 2018, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 14, 2019.

Equity Commonwealth
Pro Forma Condensed Consolidated Balance Sheet
December 31, 2018
(Unaudited and in thousands)

	Historical (1)	Transaction (2)		Pro Forma
ASSETS
Real estate properties:
Land	$135,142	$(24,747)		$110,395
Buildings and improvements	1,004,500	(303,771)		700,729
	1,139,642	(328,518)		811,124
Accumulated depreciation	(375,968)	136,425		(239,543)
	763,674	(192,093)		571,581
Acquired real estate leases, net	275	—		275
Cash and cash equivalents	2,400,803	435,353	(2a)	2,824,866
		(11,290)	(2b)
Marketable securities	249,602	—		249,602
Restricted cash	3,298	—		3,298
Rents receivable, net	51,089	(20,193)		30,896
Other assets, net	62,031	(22,727)		39,304
Total assets	$3,530,772	$189,050		$3,719,822

LIABILITIES AND EQUITY
Senior unsecured debt, net	$248,473	$—		$248,473
Mortgage notes payable, net	26,482	—		26,482
Accounts payable, accrued expenses and other	62,368	(1,765)		60,603
Rent collected in advance	9,451	(3,444)		6,007
Total liabilities	346,774	(5,209)		341,565

Shareholders' equity:
Series D preferred shares	119,263	—		119,263
Common shares	1,216	—		1,216
Additional paid in capital	4,305,974	(73)	(2c)	4,305,901
Cumulative net income	2,870,974	194,259	(2d)	3,065,233
Cumulative other comprehensive loss	(342)	—		(342)
Cumulative common distributions	(3,420,548)	—		(3,420,548)
Cumulative preferred distributions	(693,736)	—		(693,736)
Total shareholders’ equity	3,182,801	194,186		3,376,987
Noncontrolling interest	1,197	73	(2c)	1,270
Total equity	3,183,998	194,259		3,378,257
Total liabilities and equity	$3,530,772	$189,050		$3,719,822
See accompanying notes.

Equity Commonwealth
Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2018
(Unaudited and in thousands, except per share amounts)

	Historical (3)	Transaction (4)		Pro Forma
Revenues:
Rental income	$144,425	$(25,869)		$118,556
Tenant reimbursements and other income	52,597	(12,510)		40,087
Total revenues	197,022	(38,379)		158,643
Expenses:
Operating expenses	79,916	(17,086)		62,830
Depreciation and amortization	49,041	(12,826)		36,215
General and administrative	44,439	—		44,439
Loss on asset impairment	12,087	—		12,087
Total expenses	185,483	(29,912)		155,571
Operating income	11,539	(8,467)		3,072
Interest and other income, net	46,815	—		46,815
Interest expense	(26,585)	—		(26,585)
Loss on early extinguishment of debt	(7,122)	—		(7,122)
Gain on sale of properties, net	251,417	—		251,417
Income before income taxes	276,064	(8,467)		267,597
Income tax expense	(3,156)	—		(3,156)
Net income	272,908	(8,467)		264,441
Net income attributable to noncontrolling interest	(95)	3	(4a)	(92)
Net income attributable to Equity Commonwealth	272,813	(8,464)		264,349
Preferred distributions	(7,988)	—		(7,988)
Net income attributable to Equity Commonwealth common shareholders	$264,825	$(8,464)		$256,361

Weighted average common shares outstanding — basic	122,314			122,314
Weighted average common shares outstanding — diluted	123,385			123,385
Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$2.17			$2.10
Diluted	$2.15			$2.08
See accompanying notes.

Equity Commonwealth
Notes to Pro Forma Condensed Consolidated Balance Sheet
December 31, 2018
(Unaudited)

(1) Historical Balances - Reflects the consolidated balance sheet of the Company as contained in its historical consolidated financial statements included in its Annual Report on Form 10-K as of and for the year ended December 31, 2018 previously filed with the SEC on February 14, 2019.

(2) Transaction - Represents the de-recognition of carrying amounts at December 31, 2018 for the assets and the related accumulated depreciation and working capital assets and liabilities related to 1735 Market Street.

a.	Represents the net cash proceeds from the sale including settlement of net working capital.

b.
Reflects the estimated transaction costs the Company will incur at or near closing in order to complete the disposition. The estimated transaction costs approximate 2.5% of the gross sales price and include transfer tax. These costs are not included in the pro forma condensed consolidated statement of operations for the year ended December 31, 2018 because they represent non-recurring charges that result directly from the transaction and will be included in the consolidated financial results of the Company within twelve months of the transaction.

c.	Reflects the reallocation of total equity and Noncontrolling interest based on the Noncontrolling interest ownership of EQC Operating Trust.

d.
Reflects the estimated gain on sale of 1735 Market Street, which is reduced by the estimated transaction costs discussed above. The estimated gain is not included in the pro forma condensed consolidated statement of operations for the year ended December 31, 2018 as it represents a non-recurring item that results directly from the transaction and will be included in the consolidated financial results of the Company within twelve months of the transaction.

Equity Commonwealth
Notes to Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2018
(Unaudited)

(3) Historical Balances - Reflects the consolidated statement of operations of the Company as contained in its historical consolidated financial statements included in its Annual Report on Form 10-K as of and for the year ended December 31, 2018 previously filed with the SEC on February 14, 2019.

(4) Transaction - Represents the historical combined revenues and expenses of 1735 Market Street for the year ended December 31, 2018 as if the disposition had occurred on January 1, 2018.

a.
Reflects the allocation of results between the controlling interests and the noncontrolling interests based on the noncontrolling interests weighted average ownership of 0.04% of EQC Operating Trust for the year ended December 31, 2018.